Exhibit 10.8
CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
     THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of February [ ], 2007, is entered into by and among TARGA RESOURCES PARTNERS LP, a Delaware limited partnership (“MLP”), TARGA RESOURCES OPERATING LP, a Delaware limited partnership (“OLP”), TARGA RESOURCES GP LLC, a Delaware limited liability company (“GP”), TARGA RESOURCES OPERATING GP LLC, a Delaware limited liability company (“OLP GP”), TARGA GP INC., a Delaware corporation (“GP Inc.”), TARGA LP INC., a Delaware corporation (“LP Inc.”), TARGA REGULATED HOLDINGS LLC, a Delaware limited liability company (“TRH”), TARGA NORTH TEXAS GP LLC, a Delaware limited liability company (“North Texas GP”), and TARGA NORTH TEXAS LP, a Delaware limited partnership (“North Texas LP”). The parties to this agreement are collectively referred to herein as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Section 1.1.
RECITALS
     WHEREAS, GP, LP Inc. and GP Inc. have formed MLP, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by GP and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act.
     WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date hereof:
     1. GP Inc. formed North Texas GP under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and contributed $1,000 in exchange for all of the member interests in North Texas GP.
     2. North Texas GP and LP Inc. formed North Texas LP under the terms of the Delaware LP Act, to which North Texas GP contributed $500 and LP Inc. contributed $500 in exchange for a 50% general partner interest and a 50% limited partner interest, respectively.
     3. Targa Midstream Services Limited Partnership (“TMS”) conveyed beneficial title to the assets, generally referred to as the North Texas Assets it acquired from Dynegy, Inc. (the “North Texas Assets”) to North Texas LP on behalf of North Texas GP and LP Inc. in part as a capital contribution and in exchange for a promissory note/acquisition payment obligation of $___ from North Texas GP and a promissory note/acquisition payment obligation of $___from LP Inc. (collectively the “Intercompany Debt”).
     4. TRH conveyed all of its right, title and interest in and to the member interest in Targa Intrastate Pipeline LLC, a Delaware limited liability company to North Texas LP.
     5. North Texas LP assumed the obligations of North Texas GP and LP Inc. under the Intercompany Debt.
     6. TMS conveyed legal title to the North Texas Assets to North Texas LP on behalf of North Texas GP and LP Inc.
     7. GP Inc. formed GP, under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in GP.
     8. GP, LP Inc. and GP Inc. formed MLP, under the terms of the Delaware LP Act, to which GP contributed $20 and LP Inc. and GP Inc. each contributed $490 in exchange for a 2% general partner interest, a 49% limited partner interest and a 49% limited partner interest, respectively.
     9. MLP formed OLP GP under the terms of the Delaware LLC Act, and contributed $1,000 in exchange for all of the member interests in OLP GP.

     10. OLP GP and MLP formed OLP, under the terms of the Delaware LP Act, to which OLP GP contributed $0.01 and MLP contributed $999.99 in exchange for a 0.001% general partner interest and 99.999% limited partner interest, respectively.
     11. MLP, as Borrower, entered into the Credit Agreement with Bank of America N.A. as Administrative Agent and the other lenders party thereto.
     WHEREAS, immediately prior to the closing of the MLP’s initial public offering (“MLP IPO”), GP Inc. will convey a part of its member interest (the “Interest”) in North Texas GP to GP equal to 2% of the equity value of the MLP at the end of the MLP IPO closing based upon the IPO pricing.
     WHEREAS, at the MLP IPO closing, each of the following actions shall occur:
     1. GP will convey the Interest to MLP in exchange for (a) a continuation of its 2% general partner interest and (b) the incentive distribution rights (the “IDRs”).
     2. GP Inc. will convey its remaining member interest in North Texas GP to MLP in exchange for [ ] million subordinated limited partner units (“Sub Units”) representing limited partner interests with a [ ]% interest in the MLP.
     3. LP Inc. will convey all of its limited partner interest in North Texas LP to MLP in exchange for [ ] million Sub Units with a [ ]% interest in MLP.
     4. The public, through the Underwriters, will contribute $[ ] million in cash, less the net amount of $[ ] payable to the Underwriters after taking into account the Underwriters’ discount, the structuring fees payable to the Underwriters and the Underwriters’ reimbursement of certain expenses incurred by the MLP in connection with the Offering, in exchange for 16,800,000 Common Units in MLP (representing a 58.1% interest).
     5. MLP will (a) pay transaction expenses associated with the transactions contemplated by this Agreement in the amount of approximately $[___] million (exclusive of the Underwriter’s spread) and (b) pay fees and expenses associated with the Credit Agreement in the amount of approximately $[___] million and (c) contribute the balance of the cash received from the public to North Texas LP as a capital contribution (50% on behalf of North Texas GP and 50% on behalf of LP Inc.).
     6. MLP will borrow $[___] million from new lenders under the Credit Agreement and contribute those funds to North Texas LP as a capital contribution (50% on behalf of North Texas GP).
     7. MLP will convey its member interest in North Texas GP and its limited partner interest in North Texas LP to the OLP as a capital contribution (of which 0.001% of such contribution will be made to OLP on behalf of OLP GP).
     8. North Texas LP will use the various funds contributed to it to retire the Intercompany Debt.
     9. The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and as contained in this Agreement.
     NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:
ARTICLE 1
DEFINITIONS
     Section 1.1 The following capitalized terms shall have the meanings given below.

          (a) “Acquisition” means consummation of the transactions contemplated by the terms of this Agreement.
          (b) “Agreement” means this Contribution, Conveyance and Assumption Agreement.
          (c) “Common Unit” has the meaning assigned to such term in the Partnership Agreement.
          (d) “Credit Agreement” means the Credit Agreement, dated as of February [ ], 2007, among MLP, OLP, the subsidiaries of the MLP, and Bank of America, N.A., as administrative agent for the lenders named therein.
          (e) “Effective Time” shall mean 8:00 a.m. New York, New York time on February [ ], 2007.
          (f) “IDRs” means “Incentive Distribution Rights” as such term is defined in the Partnership Agreement.
          (g) “MLP” has the meaning assigned to such term in the opening paragraph of this Agreement.
          (h) “Offering” means the initial public offering by MLP of Common Units.
          (i) “Option” means the over-allotment option afforded the Underwriters in the Offering.
          (j) “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of MLP dated as of February [ ], 2007.
          (k) “Sub Unit” means “Subordinated Unit” as such term is defined in the Partnership Agreement.
          (l) “Underwriters” means Citigroup Global Markets Inc., Goldman, Sachs & Co., UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and A.G. Edwards & Sons, Inc., Credit Suisse Securities (USA) LLC, Lehman Brothers Inc., Wachovia Capital Markets, LLC, Raymond James & Associates, Inc., RBC Capital Markets Corporation and Sanders Morris Harris Inc.
ARTICLE 2
CONTRIBUTIONS, ACKNOWLEDGMENTS AND DISTRIBUTIONS
     Section 2.1 Contribution of the Interest to GP. GP Inc. hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to GP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Interest and GP hereby accepts the Interest.
     Section 2.2 Contribution of the Interest by GP to MLP. GP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the Interest, as a capital contribution, in exchange for (a) a continuation of its 2% general partner interest in MLP and (b) the issuance of the IDRs, and MLP hereby accepts the Interest as a contribution to the capital of MLP.
     Section 2.3 Contribution of remaining member interest in North Texas GP to MLP. GP Inc. hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to its remaining member interest in North Texas GP after the contribution of the Interest to GP and MLP, in exchange for [ ] million Sub Units representing limited partner interests with a [ ]% interest in the MLP, and MLP hereby accepts such member interests in North Texas GP.

     Section 2.4 Contribution of limited partner interest in North Texas LP to MLP. LP Inc. hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to MLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the limited partner interest in North Texas LP, in exchange for [ ] million Sub Units representing limited partner interests with a [ ]% interest in the MLP, and MLP hereby accepts such member interests in North Texas LP.
     Section 2.5 Public Cash Contribution. The Parties acknowledge a capital contribution by the public through the Underwriters to MLP of $[___] million in cash ($[___] million net to MLP after taking into account the Underwriters’ discount and the structuring fee payable to the Underwriters, but before paying offering expenses) in exchange for 16,800,000 Common Units, representing a 58.1% interest in MLP.
     Section 2.6 Payment of Transaction Costs. The Parties acknowledge the payment by MLP, in connection with the Acquisition, of transaction expenses in the amount of $[___] million (exclusive of the Underwriter’s discount but including fees and expenses related to the Credit Agreement).
     Section 2.7 Capital Contribution by MLP to North Texas LP. MLP hereby distributes, grants, bargains, conveys, assigns, transfers, sets over and delivers to North Texas LP as a capital contribution (50% of which is made on behalf of North Texas GP) $___.
     Section 2.8 Contribution by MLP of limited partner interest in North Texas LP to OLP. MLP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the limited partner interest in North Texas LP (of which 0.001% is being contributed on behalf of OLP GP) as a capital contribution, and OLP hereby accepts such limited partner interest as a contribution to the capital of OLP.
     Section 2.9 Contribution by MLP of all member interest in North Texas GP to OLP. MLP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to OLP, its successors and assigns, for its and their own use forever, all right, title and interest in and to the member interest in North Texas GP (of which 0.001% is being contributed on behalf of OLP GP) as a capital contribution, and OLP hereby accepts such member interest as a contribution to the capital of OLP.
     Section 2.10 Issuance of Certificates. At the Closing, MLP shall issue to each of GP Inc. and LP Inc. a certificate or certificates, which may be held in book entry form, representing the respective number of Sub Units to be issued to each of GP Inc. and LP Inc. pursuant to Section 2.3 and Section 2.4.
     Section 2.11 Certificate Legend. The certificates evidencing the Sub Units delivered pursuant to Section’2.3 and Section 2.4 shall bear a legend substantially in the form set forth below and containing such other information as MLP may deem necessary or appropriate:
THE HOLDER OF THIS SECURITY ACKNOWLEDGES FOR THE BENEFIT OF TARGA RESOURCES PARTNERS LP (THE “PARTNERSHIP”) THAT THIS SECURITY MAY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED IF SUCH TRANSFER WOULD (A) VIOLATE THE THEN APPLICABLE FEDERAL OR STATE SECURITIES LAWS OR RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER GOVERNMENTAL AUTHORITY WITH JURISDICTION OVER SUCH TRANSFER, (B) TERMINATE THE EXISTENCE OR QUALIFICATION OF THE PARTNERSHIP UNDER THE LAWS OF THE STATE OF DELAWARE, OR (C) CAUSE THE PARTNERSHIP TO BE TREATED AS AN ASSOCIATION TAXABLE AS A CORPORATION OR OTHERWISE TO BE TAXED AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES (TO THE EXTENT NOT ALREADY SO TREATED OR TAXED). TARGA RESOURCES GP LLC, THE GENERAL PARTNER OF THE PARTNERSHIP, MAY IMPOSE ADDITIONAL RESTRICTIONS ON THE TRANSFER OF THIS SECURITY IF IT RECEIVES AN OPINION OF COUNSEL THAT SUCH RESTRICTIONS ARE NECESSARY TO AVOID A SIGNIFICANT RISK OF THE PARTNERSHIP BECOMING

TAXABLE AS A CORPORATION OR OTHERWISE BECOMING TAXABLE AS AN ENTITY FOR FEDERAL INCOME TAX PURPOSES.
ARTICLE 3
ADDITIONAL TRANSACTIONS
     Section 3.1 Purchase of Additional Common Units. If the Option is exercised in whole or in part, the public, through the Underwriters, will contribute additional cash to MLP in exchange for up to an additional 2,520,000 Common Units.
     Section 3.2 Reducing amounts outstanding under Credit Agreement. The Parties acknowledge, in the event that the Option is exercised in whole or in part, MLP will use the net proceeds from the issuance of additional Common Units to pay the lenders under the Credit Agreement to reduce outstanding borrowings under the Credit Agreement.
ARTICLE 4
FURTHER ASSURANCES
     From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.
ARTICLE 5
EFFECTIVE TIME
     Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article 2 or Article 3 of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article 2 and Article 3 of this Agreement shall be effective and operative in accordance with Article 6, without further action by any party hereto.
ARTICLE 6
MISCELLANEOUS
     Section 6.1 Order of Completion of Transactions. The contribution of the Interest to GP referenced in Section 2.1 is deemed to have occurred immediately prior to the closing of the MLP IPO whereas all of the other actions referenced in Section 2.2 through [2.12] shall occur at the closing of the MLP IPO. Following the completion of the transactions as provided in Article 2, the transactions, if they occur, provided for in Article 3 shall be completed.
     Section 6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and

Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
     Section 6.3 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
     Section 6.4 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
     Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.
     Section 6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.
     Section 6.7 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.
     Section 6.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an Amendment to this Agreement.
     Section 6.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to their subject matter. This document and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.
     Section 6.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.
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     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

Targa Resources Partners LP
By:	Targa Resources GP LLC,
its general partner

By:
Rene R. Joyce
Chief Executive Officer

Targa Resources GP LLC
By:
Rene R. Joyce
Chief Executive Officer

Targa Resources Operating LP
By:	Targa Resources Operating GP LLC,
its general partner

By:
Rene R. Joyce
Chief Executive Officer

Targa Resources Operating GP LLC
By:
Rene R. Joyce
Chief Executive Officer

Targa GP Inc.
By:
Rene R. Joyce
Chief Executive Officer

Targa LP Inc.
By:
Rene R. Joyce
Chief Executive Officer

Targa Regulated Holdings LLC
By:
Rene R. Joyce
Chief Executive Officer

Targa North Texas GP LLC
By:
Rene R. Joyce
Chief Executive Officer

Targa North Texas LP
By:	Targa North Texas GP LLC,
its general partner

By:
Rene R. Joyce
Chief Executive Officer